Exhibit 10.7
                             STOCKHOLDERS' AGREEMENT

         THIS STOCKHOLDERS' AGREEMENT (this "Agreement") is made as of _____________ ____, 2003 by and among Diomed Holdings, Inc. (the "Company"), a Delaware corporation, Gibralt US, Inc. ("Gibralt US"), a Colorado corporation (together with Gibralt Capital Corp., a ________ corporation, and all of their respective affiliates, "Gibralt") and the investors listed on Schedule A (each, a "Signatory Investor," collectively, the "Signatory Investors," and, together with Gibralt, the "Holders"). This Agreement is the Stockholders' Agreement referred to in the Securities Purchase Agreement, dated as of August 8, 2003 (the "Securities Purchase Agreement") by and among the Company and the Signatory Investors. Capitalized terms used but not defined in this Agreement shall have the respective meanings given them in the Securities Purchase Agreement.

         WHEREAS, Gibralt is the holder of 15 shares of the Company's Class E Preferred Stock, par value $0.001 per share (the "Class E Stock"), and a holder of 22 shares of the Company's Class F Preferred Stock, par value $0.001 (the "Class F Stock"); and

         WHEREAS, pursuant to the Securities Purchase Agreement, the Company wishes to sell to the Signatory Investors, and the Signatory Investors wish to purchase from the Company, the Investors' Shares; and

         WHEREAS, as a condition precedent to the obligation of the Signatory Investors at the Tranche I Closing and the Tranche II Closing, the Company shall have executed and delivered this Agreement; and

         WHEREAS, the Holders and the Company wish to make the agreements and covenants set forth in this Agreement.

         NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which the Company, Gibralt and the Signatory Investors hereby acknowledge, it is agreed as follows:

         1. AGREEMENT TO VOTE.

Each Holder, with respect to all shares of Class E Stock, Class F Stock and the Investors' Shares (collectively, the "Shares"), hereby agrees to hold all of such Shares and any other voting securities of the Company acquired by such Holder in the future (and any other securities of the Company issued with respect to, in exchange or in substitution for any of the foregoing), (hereinafter collectively referred to as the "Voting Shares") subject to, and to vote the Voting Shares at regular or special meetings of stockholders and/or give written consent with respect to such Voting Shares in accordance with, the provisions of this Agreement.

2. BOARD SIZE AND COMPOSITION.

(a) The number of directors comprising the Board of Directors of the Company as of the date hereof is eight (8). Pursuant to Section 11 of the Securities Purchase Agreement, within twelve (12) days after the Tranche II Closing Date, the Company shall, in accordance with the provisions of the Certificate of Incorporation and By-Laws of the Company and applicable law, use its best efforts to cause the number of Directors comprising the Board of Directors to be increased to nine (9), constituted as follows:

         (i) up to three (3) Directors designated in writing to the Company by the designee (each, an "Investor Nominee") of the Signatory Investors holding a majority of the Investors' Shares held by all of the Signatory Investors (excluding Investors' Shares held by Gibralt) (the "Signatory Investor Majority");

         (ii) one (1) Director selected by the holders of at least 66 2/3% of the outstanding principal amount of the Class E Secured Notes due 2006 issued by Diomed (for so long as any such Notes remain outstanding);

         (iii) one (1) Director shall be the Chief Executive Officer and an additional Director shall remain David Swank; and

         (iv) three (3) other Directors, all of whom shall be "independent" directors, as such term is defined by the U.S. securities laws and the rules and regulations promulgated by the SEC thereunder or by the rules of the AMEX and/or any other exchange on which the Company's securities are traded.

(b) Subject to the Certificate of Incorporation and By-Laws, applicable law and the applicable requirements of the AMEX, one (1) Investor Nominee, when elected as a member of the Board of Directors, shall have the right to be a member of any nominating, compensation, stock option or audit committee of the Board.

(c) If any of the Investor Nominees resigns, dies, becomes incapacitated or otherwise is removed from office, the Company shall use its best efforts to cause the Board of Directors to nominate and cause the resulting vacancy to be filled with another Investor Nominee, designated in writing to the Company by the Signatory Investor Majority.

(d) So long as this Agreement remains in effect, the Company shall not without prior written approval of the Signatory Investor Majority increase the size of the Board of Directors to a number of members greater than nine (9);

3. GIBRALT'S AGREEMENT TO VOTE IN FAVOR OF INVESTOR NOMINEES.

Until the date which is three (3) years from the Tranche II Closing Date, Gibralt shall vote all Voting Shares held by it in favor of all Investor Nominees at each election of Directors.



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

4. NO LIABILITY FOR ELECTION OF INVESTOR NOMINEES.

None of the Company, the Holders, nor any officer, director, stockholder, partner, employee or agent of such party, makes any representation or warranty as to the fitness or competence of the nominee of any party hereunder to serve on the Board of Directors by virtue of such party's execution of this Agreement or by the act of such party in voting for such nominee pursuant to this Agreement.

5. GRANT OF PROXY; RESTRICTIONS IN OTHER AGREEMENTS.

(a) Should the provisions of this Agreement be construed to constitute the granting of proxies, such proxies will be deemed coupled with an interest and are irrevocable for the term of this Agreement.

(b) No Holder may enter into any agreement or arrangement with any person with respect to the Common Stock on terms inconsistent with the provisions of this Agreement.

6. SPECIFIC ENFORCEMENT.

Each party hereto agrees that its obligations hereunder are necessary and reasonable in order to protect the other parties to this Agreement, and each party expressly agrees and understands that monetary damages would inadequately compensate an injured party for the breach of this Agreement by any party, that this Agreement will be specifically enforceable, and that, in addition to any other remedies that may be available at law, in equity or otherwise, any breach or threatened breach of this Agreement will be the proper subject of a temporary or permanent injunction or restraining order, without the necessity of proving actual damages. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

7. MANNER OF VOTING.

The voting of Voting Shares pursuant to this Agreement may be effected in person, by proxy, by written consent, or in any other manner permitted by applicable law.

8. TERMINATION.

This Agreement shall automatically terminate without any action by the Company, the Signatory Investors or Gibralt if the Signatory Investors cease to beneficially hold (as such term is defined by the rules and regulations of the SEC) less than fifty percent (50%) of the aggregate number of Investors' Shares held by all of the Signatory Investors as of the date of this Agreement.

9.       NOTICES.

Notices under this Agreement shall be given and deemed received in accordance with the notice provisions of the Securities Purchase Agreement.



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

10. GOVERNING LAW; MISCELLANEOUS.

(a) With respect to governing law, jurisdiction and waiver of jury trial, the parties agree as follows:

         (i) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

         (ii) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE. EACH OF THE COMPANY, THE SIGNATORY INVESTORS AND GIBRALT IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR OTHER DOCUMENT RELATED THERETO. EACH OF THE COMPANY, THE SIGNATORY INVESTORS AND GIBRALT WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

         (iii) EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY INVESTMENT DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY INVESTMENT DOCUMENT OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(b) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

(c) This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.



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

(d) All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

(e) A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

(f) This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

(g) The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(h) If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

(i) This Agreement may be amended or modified by a written instrument signed by the Company, the Signatory Investor Majority and Gibralt; PROVIDED that this Agreement may be amended or modified by a written instrument signed by the Signatory Investor Majority and the Company alone if such amendment does not impose additional obligations on Gibralt or diminish Gibralt's rights hereunder.

(j) This Agreement represents the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties or by prior or contemporaneous written agreements.



                            [Signature page follows.]




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

         IN WITNESS WHEREOF, this Stockholders' Agreement has been duly executed by the Company, the Signatory Investors and Gibralt as of the date set forth above.

                              COMPANY:

                              DIOMED HOLDINGS, INC.




                              By: /s/  JAMES A. WYLIE, JR.
                                  -------------------------------------------
                              Name: James A. Wylie, Jr.
                              Title: President and Chief Executive Officer

                              GIBRALT:

                              GIBRALT US, INC.
                              GIBRALT CAPITAL CORP.

                              By: /s/ JOHNNY CIAMPI
                                  -------------------------------------------
                                  (Signature of Authorized Person)
                                  Name: Johnny Ciampi
                                  Title: Authorized Officer

                              SIGNATORY INVESTORS:

                              Name:

                              -----------------------------------------------

                              By:
                              -----------------------------------------------
                              (Signature of Authorized Person)
                              Name:

                              -----------------------------------------------
                              Title:

                              -----------------------------------------------